Exhibit 5

September 30, 2005

Northeast Utilities
107 Selden Street
Berlin, CT 06037

Re: Registration Statement on Form s-3 Registering $750,000,000 of Securities

Ladies and Gentlemen:

I am Assistant General Counsel of Northeast Utilities Service Company, a service company subsidiary of Northeast Utilities (the “Company”), and have acted as counsel to the Company in connection with the registration of Common Shares, Preferred Shares, Warrants, Senior Notes, Share Purchase Contracts and Share Purchase Units which the Company may offer, issue and sell from time to time at an aggregate initial offering price that, without duplication of amounts, will not exceed $750,000,000 (collectively, the "Securities").

Concurrently with my delivery of this letter, the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3, relating to the offering and sale of the Securities. In this letter, "Registration Statement" means that registration statement, as amended, when it becomes effective under the 1933 Act, and "Prospectus" means a prospectus included in the Registration Statement.

For purposes of the opinion I express below, I have examined among other agreements, instruments and documents, the Registration Statement and its exhibits, including the Indenture, dated as of April 1, 2001 (the "Indenture"), between the Company and Bank of New York Trust Company, N.A., included as Exhibit 4.2, the Company’s Declaration of Trust included as Exhibit 4.1, and originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

I base the opinions I express below in part on the following assumptions I have made:

(a) the Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act;

(b) for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the SEC under the 1933 Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c) the Company will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, including, but not limited to, the Public Utility Holding Company Act of 1935, as amended (“1935 Act”) and the terms of any security will not violate any applicable law or any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

(d) in the case of Securities of any type which the Company issues and sells, the Board of Trustees of the Company (or any committee of one or more members of that Board which that Board has duly designated (that board or any such committee being the "Board")) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities, and approve the terms of the offering and sale of those Securities;

(e) the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities;

(f) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(g) in the case of Senior Notes of any series issuable under the Indenture, (i) the Board will have designated and established the terms of the series to which those Senior Notes belong and those Senior Notes will not include any provision that is unenforceable; (ii) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (iii) forms of Senior Notes complying with the terms of the Indenture and evidencing those senior debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;

(h) in the case of Preferred Shares of any series, the Board will have duly adopted resolutions designating and establishing the terms of that series, and, if necessary, the shareholders of the Company shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Preferred Shares, and the Company will have caused any required statements respecting that series to be prepared and filed with the Secretary of State of the Commonwealth of Massachusetts;

(i) in the case of Common Shares or Preferred Shares, certificates representing those shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Declaration of Trust, Massachusetts law and the provisions of the applicable purchase agreement under which the Company will sell those Securities; and

(j) in the case of each Common Share or Preferred Share, the purchase price therefor payable to the Company, or, if those shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for that conversion, exchange, redemption or exercise, will not be less than the par value of that share.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that

1.     The Company is a business trust validly existing under the laws of the Commonwealth of Massachusetts, and has the power, corporate or otherwise, to conduct its business as now conducted and to issue the Securities to be issued by it.

2.     When the Registration Statement, as it may be amended, and any related registration statements filed under Rule 462(b) under the 1933Act have become effective under the 1933 Act, and any applicable state securities or Blue Sky laws and the 1935 Act have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Securities of which the Company is the issuer will be (a) in the case of Common Shares and Preferred Shares, legally issued, fully paid and non-assessable, and (b) in the case of Senior Notes, Share Purchase Contracts and Share Purchase Units, valid and binding obligations of the Company, subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

I express no opinion regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

In addition, I express no opinion as to any provisions of the Securities or the Indenture or any purchase agreement regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities or such documents, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Securities.

This opinion is limited to the current laws of the State of New York, the current federal laws of the United States, and to the limited extent set forth below, the current laws of the Commonwealth of Massachusetts, and to the facts as they exist on the date hereof. I am not admitted to practice law in the Commonwealth of Massachusetts, but I am generally familiar with the laws of such Commonwealth and have made such inquiries as I considered necessary to render my opinion. I express no opinion as to matters involving the laws of any jurisdiction other than the State of New York, the Commonwealth of Massachusetts and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to our attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Securities from you).

I hereby consent to the reference to me under the heading “Legal Opinions” in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours, Jeffrey C. Miller